UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2012

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue
Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 15, 2012, Henrique de Castro, 47, entered into an agreement with Yahoo! Inc. (the “Company” or “Yahoo!”) to serve as its Chief Operating Officer. Mr. de Castro’s employment will commence (the “Start Date”) on or before January 22, 2013, on a date to be mutually agreed upon after he has satisfied or been relieved of his employment obligations to his current employer. There are no arrangements or understandings between Mr. de Castro and any other persons pursuant to which he was selected as Chief Operating Officer. There are also no family relationships between Mr. de Castro and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. de Castro has served as Vice President of Google, Inc.’s Partner Business Solutions Worldwide since March 2012. Prior to this position, Mr. de Castro managed media, mobile and platforms globally for Google, as a Vice President beginning in June 2009, and as a Director beginning in April 2009. From July 2006 until April 2009, Mr. de Castro served as a Director at Google, managing media, sales and platforms for EMEA (Europe, Middle East and Africa). Prior to July 2006, Mr. de Castro served as Director of Sales and Business Development - Western Europe for Dell, Inc., an integrated technology solutions provider in the information technology industry and as a management consultant for McKinsey & Company, a global management consulting firm.

Employment Offer Letter

The Company entered into an employment offer letter dated October 15, 2012 (the “Agreement”) with Mr. de Castro. The Agreement has no specified term, and Mr. de Castro’s employment with the Company will be on an at-will basis. If Mr. de Castro has not obtained a work visa prior to the Start Date, he will initially be employed by a United Kingdom subsidiary of the Company and will be based in London. After a work visa enabling him to work in the United States is issued, he will relocate to Sunnyvale, California and become an employee of Yahoo!. The material terms of the Agreement are summarized below.

Base Salary and Bonus. Mr. de Castro will receive an annual base salary of $600,000 and, beginning in 2013, he will be eligible for an annual bonus under the Company’s Executive Incentive Plan with a target amount of 90% of annual base salary. Both base salary and bonus are subject to annual review.

One-Time Retention Award (Vesting Over Four Calendar Years). Mr. de Castro will receive a one-time retention equity award. $18,000,000 of this equity award will be granted as restricted stock units and $18,000,000 will be in the form of performance-based stock options. The restricted stock units will vest over four years, with one-fourth of the restricted stock units vesting on the first anniversary of the grant date, and the remainder in equal monthly installments. The stock options will vest one-fourth on July 26, 2013 and one-fourth on January 26 of each of 2014, 2015 and 2016, subject to performance-based vesting requirements. The Compensation and Leadership Development Committee of the Board will establish the performance vesting criteria based on the Company’s business and strategic plans. The restricted stock units will be granted on the first regularly scheduled grant date after the Start Date and the performance-based options will be granted on the first regularly scheduled grant date that is after the Start Date and on or after November 26, 2012.

Make-Whole Cash Bonus and Restricted Stock Units (Vesting Over Four Years). To compensate Mr. de Castro for forfeiture of compensation from his previous employer, he will receive a cash bonus of $1,000,000, payable within seven business days after the Start Date. Mr. de Castro must repay the bonus if, within six months of the Start Date, he voluntarily resigns without good reason or the Company terminates his employment for cause. Mr. de Castro will also receive a grant of restricted stock units with a target valuation of $20,000,000 (the “Make-

Whole RSUs”). The Make-Whole RSUs will be granted on the first regularly scheduled grant date after the Start Date, and the number of restricted stock units granted will be based on the Company’s stock price on the grant date. The Make-Whole RSUs will vest over a four-year period in equal monthly installments beginning on the one month anniversary of the grant date.

Severance Terms. Mr. de Castro will be eligible for severance benefits comparable to other executives at his level. In addition, if Mr. de Castro’s employment is terminated by the Company without cause, by Mr. de Castro for good reason, or due to Mr. de Castro’s death or disability (each, a “Termination Event”), and such Termination Event occurs within a period of time not covered by the Company’s change in control severance plan, then (1) in the case of a termination without cause by the Company, 100% and (2) in the case of any Termination Event (other than a termination without cause) between 25% and 100% (with the exact percentage depending upon the timing of the Termination Event), of the restricted stock units and stock options subject to the retention awards, described above, that are scheduled to vest within twelve months of the Termination Event, will vest, subject, in the case of performance stock options, to meeting the applicable performance criteria. If such Termination Event occurs within a period of time covered by the Company’s change in control severance plan, then the applicable provision of such plan then in effect will apply, except that any accelerated vesting other than upon a termination without cause by the Company will only apply with respect to the same percentage of the restricted stock units and stock options subject to the retention awards described above (i.e., between 25% and 100% (with the exact percentage depending upon the timing of the Termination Event)), and not with respect to the entire grant amounts. In addition, upon a Termination Event, 100% of the Make-Whole RSUs will immediately vest.

Other Benefits. Mr. de Castro will be eligible to participate in the benefit programs generally available to senior executives of the Company. He will be entitled to 20 days of vacation per year during the first four years of his employment. The Company will reimburse Mr. de Castro for reasonable legal fees incurred in connection with entering into the Agreement, up to a maximum of $25,000. Mr. de Castro will also be eligible to receive reasonable reimbursements in connection with his relocation.

Mr. de Castro’s bonuses and equity grants will be subject to the Company’s “clawback” policies as in effect from time to time.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Company also intends to enter into its standard form indemnification agreement with Mr. de Castro, which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on November 6, 2009 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Offer Letter, dated October 15, 2012, between Yahoo! Inc. and Henrique de Castro

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/s/ Ronald S. Bell
	Name:	Ronald S. Bell
	Title:	General Counsel and Secretary

Date: October 15, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Offer Letter, dated October 15, 2012, between Yahoo! Inc. and Henrique de Castro

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